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                                   EXHIBIT 23
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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Arrow International, Inc. on Forms S-8 (Registration Nos. 333-15215 and 33-71568) of our reports dated September 29, 1997 on our audits of the consolidated financial statements and financial statement schedule of Arrow International, Inc. as of August 31, 1997 and 1996, and for the three years in the period ended August 31, 1997, which reports are included in this Annual Report on Form 10-K.



COOPERS & LYBRAND L.L.P.


2400 Eleven Penn Center
Philadelphia, Pennsylvania
November 25, 1997

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